Exhibit 99.1


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Ford Motor Credit Company                                             One American Road
                                                                      P.O. Box 1732
                                                                      Dearborn, MI  48121

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To:              Wachovia Bank of Delaware,                    Standard & Poor's Rating Group
                 National Association, as Owner                Attn: Asset Backed Surveillance Group
                 Trustee under the Amended and                 55 Water Street - 40th Floor
                 Restated Trust Agreement, dated               New York, NY 10041
                 as of January 1, 2003
                 Attn: Corporate Trust Department              Moody's Investor Service
                 One Rodney Square                             Attn: ABS Monitoring Department
                 920 N. King Street                            99 Church Street
                 Wilmington, DE  19850                         New York, NY 10007

                 Bank of New York, as Trustee
                 under the Indenture dated                     Fitch, Inc.
                 as of January 1, 2003                         Attn: Asset Backed Surveillance
                 Attn: ABS Finance Unit                        1 State Street Plaza
                 101 Barclay Street - 8th Floor West           New York, NY 10004
                 New York, NY 10286

Re:              Ford Credit Auto Owner Trust 2003-A:  Sale and Servicing Agreement by and
                 among Ford Credit Auto Owner Trust 2003-A, as Issuer, Ford Credit Auto
                 Receivables Two LLC, as Seller, and Ford Motor Credit Company, as Servicer
                 ("Servicer"), dated as of January 1, 2003 (the "Agreement")


                                                OFFICER'S CERTIFICATE

                                          ANNUAL STATEMENT AS TO COMPLIANCE

                Pursuant to Section 3.10 of the Agreement, the undersigned officer of the
        Servicer, does state that:

        1.       A review of the activities of the Servicer and of its performance under the Agreement during the period from January 1, 2003 to December 31, 2003 has been made under my supervision.

        2.       Based on this review, to the best of my knowledge, the Servicer has fulfilled all its obligations under the Agreement during the aforementioned period.



                                                       By:/s/ David Brandi
                                                              ----------------------------
                                                              Assistant Treasurer

Dated as of December 31, 2003


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